Exhibit 21.1
Subsidiaries of the Registrant1,2
as of December 31, 2019

Assured Guaranty Re Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Municipal Assurance Holdings Inc. (Delaware domiciled 60.7% owned subsidiary of Assured Guaranty Municipal Corp. and 39.3% owned subsidiary of Assured Guaranty Corp.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Municipal Assurance Corp. (New York domiciled subsidiary of Municipal Assurance Holdings Inc.)
Assured Guaranty (Europe) plc (England domiciled subsidiary of Assured Guaranty Municipal Corp.)
Assured Guaranty (Europe) S.A. (French domiciled 99.997% owned subsidiary of Assured Guaranty Municipal Corp. and 0.003% owned subsidiary of Assured Guaranty Municipal Holdings Inc.)[3]
BlueMountain Capital Management, LLC (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)[4]
BlueMountain CLO Management, LLC (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)[4]
BlueMountain GP Holdings, LLC (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)[4]
BlueMountain Capital Partners (London) LLP (United Kingdom domiciled subsidiary of BlueMountain Capital Management, LLC)[4]
BlueMountain Montenvers GP S.å.r.l (Luxembourg domiciled subsidiary of BlueMountain Capital Management, LLC)[4]
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)[5]
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)[5]
AG US Group Services Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)[5]

(1)
Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Assured Guaranty Ltd. are omitted, because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

(2)	All subsidiaries are wholly owned.

(3)	A new subsidiary established in Paris, France; not a “significant subsidiary” (as defined in Regulation S-X).

(4)	One of the BlueMountain entities acquired on October 1, 2019; not a “significant subsidiary” (as defined in Regulation S-X) individually or in the aggregate.

(5)	A service company; not a “significant subsidiary” (as defined in Regulation S-X) individually or in the aggregate.

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